Exhibit 15.1

November 10, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 10, 2005 on our review of interim financial information of Stratus Properties Inc. for the three month and nine month periods ended September 30, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005, is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Yours very truly,

/s/ PricewaterhouseCoopers LLP